EXHIBIT 99.1

II-VI Incorporated Reports Fourth Quarter and Fiscal Year 2012 Earnings

PITTSBURGH, Aug. 2, 2012 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) today reported results for its fourth quarter and fiscal year ended June 30, 2012.

As discussed below under "Use of Non-GAAP Financial Measures," the Company is presenting non-GAAP financial measures in this release. Investors should consider these adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with generally accepted accounting principles ("GAAP"). Please refer to the attached reconciliation between the financial measures prepared in accordance with GAAP and the Non-GAAP adjusted financial measures.

On July 1, 2011, the Company acquired Aegis Lightwave, Inc. (Aegis). Results for the quarter and year ended June 30, 2012 include the operating results of Aegis as part of the Company's Near-Infrared Optics segment.

Bookings for the quarter increased 8% to $141,959,000 compared to $131,177,000 in the fourth quarter of last fiscal year. Bookings for the fiscal year ended June 30, 2012 increased 3% to a record $534,865,000 compared to $520,238,000 for last fiscal year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues for the quarter increased 4% to $136,910,000 from $131,783,000 in the fourth quarter of last fiscal year. Revenues for the fiscal year ended June 30, 2012 increased 6% to a record $534,630,000 from $502,801,000 for last fiscal year.

Net earnings attributed to II-VI Incorporated for the quarter were $14,446,000, or $0.22 per share-diluted, compared to net earnings of $22,039,000, or $0.34 per share-diluted, in the fourth quarter of last fiscal year. For the fiscal year ended June 30, 2012, net earnings attributable to II-VI Incorporated were $60,306,000, or $0.94 per share-diluted, compared to net earnings of $82,682,000, or $1.30 per share-diluted, for last fiscal year.

The results for the quarter and fiscal year ended June 30, 2012 include write-downs of tellurium and selenium inventory of $2.2 million, or $0.03 per share-diluted for the quarter then ended, and $8.3 million, or $0.13 per share-diluted for the year then ended, from the Pacific Rare Specialty Metals & Chemicals, Inc. (PRM) business unit in our Military & Materials segment, due to declines in global raw material index pricing. This expense was included in cost of goods sold in the attached condensed consolidated statement of earnings. Excluding this item, adjusted net earnings attributed to II-VI Incorporated for the quarter were $16,628,000, or $0.26 per adjusted share-diluted, compared to net earnings of $22,039,000, or $0.34 per share-diluted, in the fourth quarter of last fiscal year. For the fiscal year ended June 30, 2012, adjusted net earnings attributable to II-VI Incorporated were $68,612,000, or $1.07 per adjusted share-diluted, compared to net earnings of $82,682,000, or $1.30 per share-diluted, for the same period last fiscal year.

Francis J. Kramer, president and chief executive officer said, "For the quarter, Company revenues increased 4% from the year-ago period, while earnings decreased. During the fourth quarter – and for the third quarter in a row - PRM both wrote-down inventory and realized depressed margins on product sales due to declines in the index pricing of tellurium; and, for the first time, the same was true for selenium. In the Advanced Products Group, our Marlow business unit realized lower revenues and earnings due to decreased customer demand."

Kramer continued, "During fiscal year 2012, we achieved record bookings and we enter fiscal year 2013 with the highest order backlog in Company history. We generated record revenues with increases in both domestic and international markets. We also achieved a record level of cash flow from operations, exceeding the prior year by 20%. We fully restored the Aegis manufacturing capacity impacted by the October 2011 flooding in Thailand. Now as we turn the page and focus on the new fiscal year, we look forward to positive contributions from Aegis as well as increasing demand for optical communications products in our Near-Infrared Optics business segment."

Kramer concluded, "Our balance sheet is strong and our cash reserves have increased. We have made strategic investments at the majority of our manufacturing locations which will position us to capitalize on near-term demand when worldwide economic conditions stabilize. Finally, we are focused on delivering improved business results to our stakeholders during fiscal year 2013."

Segment Information

The following segment information includes segment earnings (defined as earnings before income taxes, interest expense and other expense or income, net). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control. Effective July 1, 2011, the Company renamed its former Compound Semiconductor Group operating segment the Advanced Products Group. ($000)

	Three Months Ended June 30,			Year Ended June 30,
	2012	2011	% Increase (Decrease)	2012	2011	% Increase (Decrease)

Bookings:
Infrared Optics	$ 52,067	$ 52,915	(2)%	$ 206,050	$ 193,758	6%
Near-Infrared Optics	48,980	32,716	50%	168,442	149,633	13%
Military & Materials	17,608	23,296	(24)%	92,931	92,026	1%
Advanced Products Group	23,304	22,250	5%	67,442	84,821	(20)%
Total Bookings	$ 141,959	$ 131,177	8%	$ 534,865	$ 520,238	3%

Revenues:
Infrared Optics	$ 53,375	$ 50,552	6%	$ 201,611	$ 180,827	11%
Near-Infrared Optics	43,823	39,086	12%	161,078	159,803	1%
Military & Materials	23,017	21,505	7%	97,385	83,426	17%
Advanced Products Group	16,695	20,640	(19)%	74,556	78,745	(5)%
Total Revenues	$ 136,910	$ 131,783	4%	$ 534,630	$ 502,801	6%

Segment Earnings (Loss):
Infrared Optics	$ 13,423	$ 15,455	(13)%	$ 51,095	$ 46,187	11%
Near-Infrared Optics	4,472	3,638	23%	10,511	24,113	(56)%
Military & Materials	(688)	3,483	(120)%	1,891	15,255	(88)%
Advanced Products Group	485	3,180	(85)%	8,442	13,220	(36)%
Total Segment Earnings	$ 17,692	$ 25,756	(31)%	$ 71,939	$ 98,775	(27)%

Other Selected Financial Information

The following other selected financial information includes earnings before interest, income taxes, depreciation and amortization (EBITDA). The Company believes EBITDA is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges. ($000 except shares)

	Three Months Ended June 30,		Year Ended June 30,
	2012	2011	2012	2011

EBITDA	$ 28,545	$ 33,707	$ 113,800	$ 130,311
Cash paid for capital expenditures	$ 10,069	$ 12,003	$ 42,840	$ 40,859
Net payments (borrowings) on indebtedness	$ 1,000	$ (15,000)	$ 7,295	$ (15,000)
Share-based compensation expense, pre-tax	$ 2,353	$ 1,821	$ 11,584	$ 10,044
Cash paid for shares repurchased through the Company's share repurchase program	$ 4,988	$ --	$ 4,988	$ --
Shares repurchased through the Company's share repurchase program	301,716	--	301,716	--

Outlook

For the first fiscal quarter ending September 30, 2012, the Company currently forecasts revenues to range from $128 million to $132 million and earnings per share to range from $0.20 to $0.23. Comparable results for the quarter ended September 30, 2011 were revenues of $138.4 million and earnings per share of $0.29. For the fiscal year ending June 30, 2013, the Company expects revenues to range from $573 million to $583 million and earnings per share to range from $1.10 to $1.18. Comparable results for the year ended June 30, 2012 were revenues of $534.6 million and earnings per share of $0.94. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Thursday, August 2, 2012 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/83b4hmx.   A replay of the webcast will be available for 2 weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed adjusted financial measurements in this press release that present financial information that is not in accordance with GAAP. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in evaluating and monitoring the Company's on-going financial performance. The adjusted Non-GAAP net earnings attributable to II-VI Incorporated and the adjusted Non-GAAP earnings per share measure the earnings of the Company excluding unusual items that are considered by management to be outside of the normal on-going operations of the Company. There are limitations with the use of Non-GAAP financial measures, including that Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, that there can be no assurance the excluded items in the Non-GAAP financial measures will not occur in the future and that there could be cash costs associated with items excluded in the Non-GAAP financial measure. The Company compensates for these limitations by using these Non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and opto-electronic components, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, military and aerospace, high-power electronics, optical communications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company's infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company's near-infrared optics business, Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. Aegis Lightwave, Inc. (Aegis) manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Through its Australian subsidiary, AOFR, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well as optical couplers used primarily in the optical communication industry. VLOC manufactures near-infrared and visible light products for industrial, scientific, military, medical instruments and laser gain materials and products for solid-state YAG and YLF lasers.

In the Company's military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials and Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference.

In the Company's advanced products group (formerly the compound semiconductor group), the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and Quarterly Reports on Form 10-Q for the quarters ended September 30, 2011, December 31, 2011 and March 31, 2012; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2012	2011	2012	2011
Revenues (including contract research and development)
Net sales:
Domestic	$ 57,864	$ 54,861	$ 214,822	$ 204,136
International	79,046	76,922	319,808	298,665
Total Revenues	136,910	131,783	534,630	502,801

Costs, Expenses & Other Expense (Income)
Cost of goods sold (including contract research and development)	88,648	77,004	341,889	295,902
Internal research and development	5,533	4,984	21,410	16,079
Selling, general and administrative	25,037	24,039	99,392	92,045
Interest expense	28	14	212	103
Other expense (income), net	(1,721)	(57)	(7,168)	(3,090)
Total Costs, Expenses, and Other Expense (Income)	117,525	105,984	455,735	401,039

Earnings Before Income Taxes	19,385	25,799	78,895	101,762

Income Taxes	4,614	3,633	17,620	18,744

Net Earnings	14,771	22,166	61,275	83,018
Less: Net Earnings Attributable to Noncontrolling Interests	325	127	969	336
Net Earnings Attributable to II-VI Incorporated	$ 14,446	$ 22,039	$ 60,306	$ 82,682
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.22	$ 0.34	$ 0.94	$ 1.30
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.23	$ 0.35	$ 0.96	$ 1.33

Average Shares Outstanding - Diluted	64,579	64,116	64,385	63,612
Average Shares Outstanding - Basic	63,019	62,607	62,823	62,211

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)

	June 30, 2012	June 30, 2011
Assets
Current Assets
Cash and cash equivalents	$ 134,944	$ 149,460
Accounts receivable	104,761	90,606
Inventories	137,607	126,430
Deferred income taxes	10,796	8,215
Prepaid and refundable income taxes	8,488	8,606
Prepaid and other current assets	13,777	12,223
Total Current Assets	410,373	395,540
Property, plant & equipment, net	153,918	138,135
Goodwill	80,748	64,262
Other intangible assets, net	44,014	28,732
Investments	10,661	15,458
Deferred income taxes	145	3
Other assets	6,627	5,072
Total Assets	$ 706,486	$ 647,202

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$ 29,420	$ 25,065
Accruals and other current liabilities	54,308	62,173
Current maturities of long-term debt	--	3,729
Total Current Liabilities	83,728	90,967
Long-term debt	12,769	15,000
Deferred income taxes	5,883	6,641
Other liabilities	12,720	11,493
Total Liabilities	115,100	124,101

Total II-VI Incorporated Shareholders' Equity	589,957	522,374
Noncontrolling Interests	1,429	727
Total Shareholders' Equity	591,386	523,101
Total Liabilities and Shareholders' Equity	$ 706,486	$ 647,202

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)

	Year Ended June 30,
	2012	2011
Net cash provided by operating activities	$ 88,069	$ 73,494

Cash Flows from Investing Activities
Additions to property, plant and equipment	(42,840)	(40,859)
Purchase of businesses, net of cash acquired	(46,141)	(12,813)
Proceeds from sale of equity investment	3,478	--
Investment in unconsolidated business	--	(1,180)
Proceeds from collection of note receivable	--	2,000
Other investing activities	615	360
Net cash used in investing activities	(84,888)	(52,492)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	7,000	15,000
Payments on long-term borrowings	(14,295)	--
Proceeds from exercises of stock options	2,658	6,206
Excess tax benefits from share-based compensation expense	821	4,053
Payments on earn-out arrangement	(6,000)	(6,000)
Purchases of treasury shares	(4,988)	--
Payments of deferred financing costs	--	(105)
Net cash (used in) provided by financing activities	(14,804)	19,154

Effect of exchange rate changes on cash and cash equivalents	(2,893)	1,278

Net (decrease) increase in cash and cash equivalents	(14,516)	41,434

Cash and Cash Equivalents at Beginning of Period	149,460	108,026
Cash and Cash Equivalents at End of Period	$ 134,944	$ 149,460

II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($000 except per share amounts)

Reconciliation of Reported Net Earnings to Adjusted Non-GAAP Net Earnings
(Unaudited)

The Company is providing a measure of net earnings before unusual items in this release as an additional measure investors can use to compare operating performance between reporting periods. The Company believes that this Non-GAAP measure provides a useful presentation of operating performance as discussed in the section "Use of Non-GAAP Financial Measures" in this press release and has provided below a reconciliation of this information to reported net earnings. Please review the other information provided under "Use of Non-GAAP Financial Measures" in this press release.

	Three Months Ended June 30,		Year Ended June 30,
	2012	2011	2012	2011

Reported Net Earnings Attributable to II-VI Incorporated	$ 14,446	$ 22,039	$ 60,306	$ 82,682

Add back:
Write-downs of tellurium and selenium inventory	2,296	--	8,743	--

Income tax impact on unusual items	(114)	--	(437)	--

Adjusted Non-GAAP Net Earnings Attributable to II-VI Incorporated	$ 16,628	$ 22,039	$ 68,612	$ 82,682

Per share data:
Net Earnings Attributable to II-VI Incorporated:
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.22	$ 0.34	$ 0.94	$ 1.30
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.23	$ 0.35	$ 0.96	$ 1.33

Per share, after-tax impact of write-downs of tellurium and selenium inventory on:
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.03	$ --	$ 0.13	$ --
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.03	$ --	$ 0.13	$ --

Adjusted Non-GAAP Net Earnings Attributable to II-VI Incorporated:
Adjusted Non-GAAP Net Earnings Diluted Earnings Per Share:	$ 0.26	$ 0.34	$ 1.07	$ 1.30
Adjusted Non-GAAP Net Earnings Basic Earnings Per Share:	$ 0.26	$ 0.35	$ 1.09	$ 1.33

Below is a reconciliation of the segment earnings and EBITDA reported in this press release to reported Net Earnings.

Reconciliation of Segment
Earnings and EBITDA to Net Earnings
	Three Months Ended June 30,		Year Ended June 30,
	2012	2011	2012	2011

Total Segment Earnings	$ 17,692	$ 25,756	$ 71,939	$ 98,775
Interest expense	28	14	212	103
Other expense (income), net	(1,721)	(57)	(7,168)	(3,090)
Income taxes	4,614	3,633	17,620	18,744
Net earnings	$ 14,771	$ 22,166	$ 61,275	$ 83,018

EBITDA	$ 28,545	$ 33,707	$ 113,800	$ 130,311
Interest expense	28	14	212	103
Depreciation and amortization	9,132	7,894	34,693	28,446
Income taxes	4,614	3,633	17,620	18,744
Net earnings	$ 14,771	$ 22,166	$ 61,275	$ 83,018
CONTACT: II-VI Incorporated
         Craig A. Creaturo, Chief Financial Officer and Treasurer
         (724) 352-4455
         ccreaturo@ii-vi.com